Exhibit 99.1

July 09, 2007 08:55 AM Eastern Daylight Time

Destination Television Executes Definitive Agreement to Purchase American Broadcast Group

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Destination Television, Inc. (OTCBB:DSTV) announced today that it has entered into a definitive agreement to purchase all of the issued and outstanding member's equity interests of American Broadcast Group LLC ("ABG"), a Florida based limited liability company.

The core business of American Broadcast Group, www.americanbroadcastgroup.com, is the design and implementation of digital signage sales programs. Their unique approach to selling ads brings a successful marketing platform to local and regional advertisers. In addition, ABG will spearhead a national location sales initiative to expand Destination Television networks into major metropolitan markets.

American Broadcast Group will become a wholly owned subsidiary of Destination Television, Inc., www.destinationtelevision.com, and will be the sales division for all of the Destination Television out-of-home networks. ABG's operations will focus on monetizing the Destination Television business model.

Today, Fred Durham, the Managing Member and CEO of American Broadcast Group remarked: "We are excited about the proposed acquisition of American Broadcast Group by Destination Television, and are confident that the synergy is right between our two companies."

Gordon Scott Venters, President of Destination Television stated: "By acquiring American Broadcast Group, with its highly trained sales organization, we begin the implementation of our long term strategic plan in the digital signage sector.

"Safe Harbor statement" under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results, specifically in the areas of future sales growth and profitability. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Contacts

Destination Television, Inc., Fort Lauderdale
Gordon Scott Venters, President/CEO
1-866-382-DETV
www.destinationtelevision.com